State of Nevada

Office of Dean Heller

Secretary of State

Filed 09/08/1999

C22168-99

ARTICLES OF INCORPORATION

OF

EASTGATE ACQUISITIONS CORPORATION

FIRST:  The name of this corporation is:

EASTGATE ACQUISITIONS CORPORATION

SECOND:  Its principal office in the State of Nevada is located at 502 East John Street, Carson City, Nevada, 89706. The name and address of its resident agent is CSC Services of Nevada, Inc., at the above address.

THIRD:  The nature of the business or objects or purposes proposed may be organized under the General Corporation Law of the State of Nevada;

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Nevada.

FOURTH:  The total authorized capital stock of the corporation is 20,000,000 at 0.0001 par value.

FIFTH:  The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided in the by-laws of this corporation, provided that the number of directors shall not be reduced to less than one unless there is less than one stockholder.

The name and post office address of the first board of directors, which shall be one in number, is as follows:

NAME                           POST OFFICE ADDRESS

Harry Winderman                2295 Corp Blvd., Suite 140

                               Boca Raton, FL 33431

SIXTH:  The corporation may indemnify any officer, director, employee, or agent or any officer, director, employee, or agent to the extent permitted by law.

SEVENTH:  The capital stock, after the amount of the subscription price,or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

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EIGHTH;  The name and post office address of the incorporator signing the articles of incorporation is as follows.

NAME                            POST OFFICE ADDRESS

C. Woodgate                     502 East John Street

                                Carson City, NV 89706

NINTH:  The corporation is to have perpetual existence.

TENTH:  In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized, subject to the by-laws, if any, adopted by the shareholders, to make, alter or amend the by-laws of the corporation.

ELEVENTH:  Meetings of stockholders may be held outside of the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

TWELFTH:  This corporation reserves the right to amend, alter, change or repeal any provision contained in the articles of incorporation, in the manner now or hereafter prescribed, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the sole incorporator herein before named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these articles of incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 8th day of September, A.D. 1999.

By:/s/ C. Woodgate

_______________________

Incorporator

DEAN HELLER

Secretary of State

202 North Carson St.

Carson City, NV 89701-4299

FILED # C22147-99

(775) 684-5708

March 08, 2002

Certificate of Amendment

(PURSUANT TO NRS 78.380)

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.380 – Before Issuance of Stock)

1.

Name of Corporation: Eastgate Acquisitions Corporation

2.

The articles have been amended as follows (provide article numbers, if available):

Article #1 –The name of this Corporation shall be: Talavera’s Fine Furniture

3.

The undersigned declare that they constitute at least two-thirds of the incorporators (check)  ___, or of the board of directors

check   X

4.

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

5.

Signatures:

  /s/ Geoff Williams

 /s/ Ed Cowle

------------------------------------

-----------------------------

Signature

Signature

IMPORTANT:  Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

DEAN HELLER

Secretary of State

202 North Carson St.

Carson City, NV 89701-4299

(775) 684-5708

Website: secretaryofstate.biz

Filed 11/14/06

Certificate of Amendment

(PURSUANT TO NRS 78.385 and 78.390)

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.

Name of Corporation:  Talavera’s Fine Furniture

2.

The articles have been amended as follows (provide article numbers, if available):

Article #1  The name of this corporation shall be:  Eastgate Acquisitions

3.

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: favorable by 2/3’s vote.

4.

Effective date of filing (optional):    10/1/05

5.

Officer Signature (required):

  /s/ Geoff Williams

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

DEAN HELLER

Secretary of State

202 North Carson St.

Carson City, NV 89701-4299

(775) 684-5708

Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 and 78.390)

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.

Name of Corporation:  Eastgate Acquisitions

2.

The articles have been amended as follows (provide article numbers, if available):

Article #1  The name of this corporation shall be:

Eastgate Acquisitions Corporation

3.

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:

4.

Effective date of filing (optional):    10/24/07

5.

Officer Signature (required):

  /s/ Nancy Ah Chong

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

Ross Miller

Secretary of State

204 North Carson Street, Suite 1

Carson City, NV 89701-4520

(775) 684-5708

Website: www.nvsos.gov

Filing Date and Time

08/03/2009   8:05 AM

Certificate of Amendment

(PURSUANT TO NRS 78.380)

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.380 - Before Issuance of Stock)

1.

Name of Corporation:  Eastgate Acquisitions, Inc.

2.

The articles have been amended as follows (provide article numbers, if available):

The Par Value of common stock has been changed from 0.0001 to 0.00001

3.

The undersigned declare that they constitute at least two-thirds of the following:

[  ] incorporators

[X] board of directors

4.

Effective date of filing (optional):    8/3/09

5.

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6.

Signatures:

/s/ Geoff Williams

 /s/ Nancy Ah Chong

IMPORTANT:  Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

Ross Miller

Secretary of State

204 North Carson Street, Suite 1

Carson City, NV 89701-4520

(775) 684-5708

Website: www.nvsos.gov

Filing Date and Time

11/10/2011   8:55 AM

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.

Name of Corporation:  Eastgate Acquisitions Corporation

2.

The articles have been amended as follows (provide article numbers, if available):

Article #3 is amended to read:

“SHARES:  The number of shares the Corporation is authorized to issue is 100,000,000 shares of common stock, par value $0.00001 per share.”

***[See Attachment No. 1 for additional amendment]

3.

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

1,200,000 Shares (80%) FOR

4.

Effective date of filing (optional):    Date:

Time:

5.

Signature (required):

/s/ Geoff Williams

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

Certificate of Amendment

For

Eastgate Acquisitions Corporation

ATTACHMENT  NO. 1

Item 2  (Continued)

A new Article #8 is being added that reads:

“# 8  Authority of Board of Directors to Change Corporate Name:

The Board of Directors shall have the right to change the name of the Corporation without shareholder approval to a name that reflects the industry or business in which the Corporation’s business operations are conducted, or to a name that will promote or conform to any principal product, technology or other asset of the Corporation that the Board of Directors, in its sole discretion, deems appropriate.  This provision shall not abrogate the rights of shareholders to otherwise change the name of the Corporation by amending the Corporation’s Articles of Incorporation in the manner prescribed in the NRS.”